Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the

Securities Exchange Act of 1934 and 18 U.S.C. 1350

Each of the undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of ITC^DeltaCom, Inc., hereby certifies that, on the date hereof:

1.	the quarterly report on Form 10-Q of ITC^DeltaCom, Inc. for the quarterly period ended September 30, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ITC^DeltaCom, Inc.

Date: November 14, 2008	/s/ Randal E. Curran
Randall E. Curran
Chief Executive Officer

Date: November 14, 2008	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Executive Vice President and Chief Financial Officer